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                                EXHIBIT 11

                     COMPUTATION OF PER SHARE EARNINGS
                      CHEMICAL FINANCIAL CORPORATION
                                (Unaudited)

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
                                                                    THREE MONTHS ENDED
                                                                          MARCH 31
                                                               ----------------------------
                                                                  1997               1996
                                                               ---------          ---------
                                                                    (In thousands, except
                                                                      per share amounts)
PRIMARY:
Average shares outstanding . . . . . . . . . . . . . . . .      10,226              10,199

Net effect of the assumed exercise of stock options-
    based on the treasury stock method using average
    market price . . . . . . . . . . . . . . . . . . . . .         115                 158
                                                              --------           ---------
                                                                10,341              10,357
                                                              ========           =========

Net income . . . . . . . . . . . . . . . . . . . . . . . .    $  5,526           $   4,993
                                                              ========           =========

Net income per common share. . . . . . . . . . . . . . . .    $   0.53           $    0.48
                                                              ========           =========

FULLY DILUTED:
Average shares outstanding . . . . . . . . . . . . . . . .      10,226              10,199

Net effect of the assumed exercise of stock options-
    based on the treasury stock method using end of
    period market price. . . . . . . . . . . . . . . . . .         113                 162
                                                              --------           ---------
                                                                10,339              10,361
                                                              ========           =========

Net income . . . . . . . . . . . . . . . . . . . . . . . .    $  5,526           $   4,993
                                                              ========           =========

Net income per common share. . . . . . . . . . . . . . . .    $   0.53           $    0.48
                                                              ========           =========

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